Exhibit 99.2
1Q09 SUPPLEMENTAL INFORMATION

TABLE OF CONTENTS

CORPORATE

Corporate Profile | 2
Analyst Coverage | 4
Investor Relations Contacts | 4
Forward-Looking Statements and Risk Factors | 5

FINANCIAL

Consolidated Balance Sheets (Unaudited) | 6
Consolidated Statements of Income (Unaudited) | 7
Funds from Operations Reconciliation | 8
Funds Available for Distribution Reconciliation | 9
Adjusted EBITDA Reconciliation | 10
Net Operating Income Reconciliation | 11
Outlook Reconciliation | 12
Revenue and Lease Maturity | 13
Debt Maturities and Principal Payments | 14
Fixed and Floating Rate Debt | 14
Current Capitalization | 15

INVESTMENT

Gross Investment Activity - Quarter | 16
Gross Investment Activity - Year | N/A
Investment Timing | 18
Disposition Activity | 18
Discontinued Operations | 18

PORTFOLIO

Portfolio Composition | 19
Investment Metrics | 19
Portfolio Concentration | 20
Top Ten Operator Descriptions | 21
MSA and Region Concentration | 22
Portfolio Performance | 23
Same Store Revenue Growth | 23
Portfolio Performance - Independent Living/CCRC | 24
Portfolio Performance - Assisted Living | 25
Portfolio Performance - Skilled Nursing | 26
Portfolio Performance - Specialty Care | 27
Portfolio Composition - Medical Office Buildings | 28
Portfolio Performance - Medical Office Buildings | 28
Portfolio Concentration - Medical Office Buildings | 29
Development Activity | 30
Development Funding Projections | 30
Development Project Conversion Estimates | 31
Unstabilized Properties | 32
Portfolio Trends | 33

GLOSSARY

Glossary | 34
Supplemental Reporting Measures | 37

CORPORATE
HEALTH CARE REIT, INC., a real estate investment trust (“REIT”) with an enterprise value of $6.3 billion, invests in health care real estate, including independent living, assisted living and skilled nursing facilities, continuing care retirement communities, hospitals and medical office buildings. The company’s full service platform also offers property management and development services to its customers.

Data as of:	March 31, 2009
NYSE Symbol:	HCN	Enterprise Value:	$6.3 billion	Investment Concentration*
Closing Price:	$30.59	Gross Real Estate Assets:	$6.6 billion	Owned Assets: 93%
52 Week Hi/Lo:	$53.98/$25.86	Debt to Market Capitalization:	41%	Top 5 Customers: 25%
Dividend/Yield:	$2.72/8.89%	Debt to Book Capitalization:	43%	Top 5 States: 45%
Shares Outstanding:	111.0 million	Senior Debt Ratings:	Baa2/BBB-/BBB	* % of total investments
FULL SERVICE PLATFORM
Health Care REIT provides senior housing operators and health care systems with a single source for facility planning, design and turn-key development, property management and monetization or expansion of existing real estate. By extending successful relationship investment programs to health care systems across higher acuity asset classes, the company has significantly increased potential investment opportunities.

DEVELOPMENT FUNDING
$ millions

* represents projected future funding for projects underway as of March 31, 2009

GROSS REAL ESTATE ASSETS
$ millions

* based on mid-point of HCN 2009 net investment guidance of $300 million to $400 million

CORPORATE
SECURE AND GROWING DIVIDEND
Health Care REIT maintains a commitment to investment grade ratings, conservative balance sheet management and underwriting, asset and property management protocols that ensure prudent investments and proactive management over the life of its long-term leases. The company has declared 152 consecutive quarterly dividends during its 39-year history and remains focused on delivering attractive stockholder returns.

GROWTH SINCE INCEPTION*

* value of $10,000 investment made 6/30/1971, assuming reinvestment of dividends

SOLID DIVIDEND PAYMENT RECORD*

* adjusted for stock splits
TOTAL RETURNS*

1 year	-28.0%
3 years	-1.2%
5 years	0.7%
10 years	12.4%
20 years	13.7%
Since inception	15.0%

* assumes reinvestment of dividends
RELATIONSHIP FOCUSED, LONG-TERM STRATEGY
With 67 operators and over 800 medical office tenants in 39 states, the company strives to provide each customer with the highest quality service and attention to detail. Throughout the company’s 39-year history, it has been a long-term capital provider to senior housing and health care systems throughout all market cycles. The relationship approach enables the company to partner with the best regionally focused operators and health systems and help them grow profitably, while concentrating on what they do best — provide quality care to patients and residents.
SPEED AND CERTAINTY OF EXECUTION
Health Care REIT’s experience and knowledge enable it to make investment decisions within days, rather than weeks or months. The company has accessed over $3.4 billion in capital in the last five years, including $814 million in 2008 and $227 million during the three months ended March 31, 2009. The company’s $1.15 billion line of credit ensures new investments will be funded on time.

CORPORATE
ANALYST COVERAGE
Bank of America Securities LLC
BMO Capital Markets Corp.
Green Street Advisors, Inc.
KeyBanc Capital Markets
Morgan Keegan & Co., Inc.
Raymond James & Associates, Inc.
Robert W. Baird & Co.
Stifel Nicolaus & Company, Inc.
UBS Securities
INVESTOR RELATIONS
ANALYST / INVESTOR CONTACT
Scott A. Estes
EVP & CFO
sestes@hcreit.com
Michael A. Crabtree
SVP & Treasurer
mcrabtree@hcreit.com
GENERAL INQUIRIES
Erin C. Ibele
SVP-Administration & Corporate Secretary
info@hcreit.com
George L. Chapman
Chairman, CEO & President
Mr. Chapman is currently Chairman, Chief Executive Officer and President of the company. He has served as Chairman and Chief Executive Officer since October 1996, and previously served as President of the company from September 1995 to May 2002. From January 1992 to September 1995, he served as Executive Vice President and General Counsel of the company.
Jeffrey H. Miller
EVP-Operations & General Counsel
Mr. Miller has served as Executive Vice President-Operations and General Counsel since January 2009, Executive Vice President and General Counsel from March 2006 to January 2009 and Vice President and General Counsel of the Company from July 2004 to March 2006. From 1996 to June 2004, Mr. Miller was a partner in the real estate practice group of the law firm of Shumaker, Loop & Kendrick, LLP.
Scott A. Estes
EVP & CFO
Mr. Estes is currently Executive Vice President and Chief Financial Officer. He served as Senior Vice President and Chief Financial Officer of the company since March 2006 and served as Vice President of Finance of the company from April 2003 to March 2006. From January 2000 to April 2003, Mr. Estes served as a Senior Equity Analyst and Vice President with Deutsche Bank Securities. From January 1998 to December 1999, Mr. Estes served as a Senior Equity Analyst and Vice President with Bank of America Securities.

CORPORATE
Forward-Looking Statements and Risk Factors
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

FINANCIAL
Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	March 31,
	2009	2008

Assets
Real estate investments:
Real property owned
Land and land improvements	$504,145	$454,474
Buildings and improvements	4,652,920	4,329,405
Acquired lease intangibles	133,457	134,388
Real property held for sale, net of accumulated depreciation	35,520	2,150
Construction in progress	763,982	369,582
Gross real property owned	6,090,024	5,289,999
Less accumulated depreciation and amortization	(627,898)	(517,487)
Net real property owned	5,462,126	4,772,512
Real estate loans receivable	480,719	388,250
Less allowance for losses on loans receivable	(7,640)	(7,406)
Net real estate loans receivable	473,079	380,844
Net real estate investments	5,935,205	5,153,356

Other assets:
Equity investments	836	1,168
Deferred loan expenses	25,097	28,817
Cash and cash equivalents	19,180	32,282
Restricted cash	16,358	15,789
Receivables and other assets (1)	146,405	156,044
Total other assets	207,876	234,100
Total assets	$6,143,081	$5,387,456

Liabilities and equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$335,000	$432,500
Senior unsecured notes	1,810,537	1,828,005
Secured debt	444,336	478,228
Accrued expenses and other liabilities	102,601	110,715
Total liabilities	2,692,474	2,849,448
Equity:
Preferred stock	288,728	327,897
Common stock	110,945	88,992
Capital in excess of par value	3,428,472	2,534,322
Treasury stock	(7,577)	(3,986)
Cumulative net income	1,421,043	1,106,497
Cumulative dividends	(1,805,329)	(1,510,296)
Accumulated other comprehensive income	(1,348)	(18,474)
Other equity	5,187	3,359
Total Health Care REIT, Inc. stockholders’ equity	3,440,121	2,528,311
Noncontrolling interests	10,486	9,697
Total equity	3,450,607	2,538,008
Total liabilities and equity	$6,143,081	$5,387,456
Notes:

(1)	Includes straight-line receivable balance of $42,104,000 and $55,141,000 at March 31, 2009 and 2008, respectively.

FINANCIAL
Consolidated Statements of Income (unaudited)
(amounts in thousands except per share data)

	Three Months Ended
	March 31,
	2009	2008

Revenues:
Rental income	$132,891	$115,825
Interest income	9,953	9,092
Other income	1,484	1,716
Total revenues	144,328	126,633

Expenses:
Interest expense	27,695	35,102
Property operating expenses	11,419	10,712
Depreciation and amortization	40,811	36,346
General and administrative expenses	17,361	12,328
Gain on extinguishment of debt	(1,678)	(1,326)
Provision for loan losses	140	—
Total expenses	95,748	93,162

Income from continuing operations before income taxes	48,580	33,471

Income tax expense	(50)	(1,279)
Income from continuing operations	48,530	32,192

Discontinued operations:
Gain on sales of properties	17,036	26
Income from discontinued operations, net	1,079	3,240
Discontinued operations, net	18,115	3,266

Net income	66,645	35,458
Less: Preferred stock dividends	5,524	6,147
Net income attributable to noncontrolling interests	2	62
Net income attributable to common stockholders	$61,119	$29,249

Average number of common shares outstanding:
Basic	108,214	86,100
Diluted	108,624	86,610

Net income attributable to common stockholders per share:
Basic	$0.56	$0.34
Diluted	$0.56	$0.34

Common dividends per share	$0.68	$0.66

FINANCIAL
Funds From Operations Reconciliation
(amounts in thousands except per share data)

	Three Months Ended
	March 31,
	2009	2008

Net income attributable to common stockholders	$61,119	$29,249
Depreciation and amortization (1)	41,326	39,574
Gain on sales of properties	(17,036)	(26)
Noncontrolling interests	(87)	(87)
Funds from operations	85,322	68,710
Non-recurring G&A expenses	3,909	—
Gain on extinguishment of debt	(1,678)	(1,326)
Provision for loan losses	140	—
Non-recurring income tax expense	—	1,325
Funds from operations — normalized	$87,693	$68,709

Average common shares outstanding:
Basic	108,214	86,100
Diluted	108,624	86,610

Per share data:
Net income attributable to common stockholders
Basic	$0.56	$0.34
Diluted	$0.56	$0.34

Funds from operations
Basic	$0.79	$0.80
Diluted	$0.79	$0.79

Funds from operations — normalized
Basic	$0.81	$0.80
Diluted	$0.81	$0.79

FFO Payout Ratio
Dividends per share	$0.68	$0.66
FFO per diluted share	$0.79	$0.79
FFO payout ratio	86%	84%

FFO Payout Ratio — Normalized
Dividends per share	$0.68	$0.66
FFO per diluted share — normalized	$0.81	$0.79
FFO payout ratio — normalized	84%	84%
Notes:

(1)	Depreciation and amortization includes depreciation and amortization from discontinued operations.

FINANCIAL
Funds Available for Distribution Reconciliation
(amounts in thousands except per share data)

	Three Months Ended
	March 31,
	2009	2008

Net income attributable to common stockholders	$61,119	$29,249
Depreciation and amortization (1)	41,326	39,574
Gain on sales of properties	(17,036)	(26)
Noncontrolling interests	(16)	(8)
Gross straight-line rental income	(5,030)	(5,336)
Prepaid/straight-line rent receipts	7,889	2,975
Amortization related to above/(below) market leases, net	(356)	(263)
Non-cash interest expense	2,772	2,790
Cap-ex, tenant improvements, lease commissions	(2,425)	(765)
Funds available for distribution	88,243	68,190
Non-recurring G&A expenses	3,909	—
Gain on extinguishment of debt	(1,678)	(1,326)
Provision for loan losses	140	—
Non-recurring income tax expense	—	1,325
Prepaid/straight-line rent receipts	(7,889)	(2,975)
Funds available for distribution — normalized	$82,725	$65,214

Average common shares outstanding:
Basic	108,214	86,100
Diluted	108,624	86,610

Per share data:
Net income attributable to common stockholders
Basic	$0.56	$0.34
Diluted	$0.56	$0.34

Funds available for distribution
Basic	$0.82	$0.79
Diluted	$0.81	$0.79

Funds available for distribution — normalized
Basic	$0.76	$0.76
Diluted	$0.76	$0.75

FAD Payout Ratio
Dividends per share	$0.68	$0.66
FAD per diluted share	$0.81	$0.79
FAD payout ratio	84%	84%

FAD Payout Ratio — Normalized
Dividends per share	$0.68	$0.66
FAD per diluted share — normalized	$0.76	$0.75
FAD payout ratio — normalized	89%	88%
Notes:

(1)	Depreciation and amortization includes depreciation and amortization from discontinued operations.

FINANCIAL
Adjusted EBITDA Reconciliation
(dollars in thousands)

	Twelve Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,
	2008	2008	2008	2008	2009

Net income	$144,565	$274,047	$303,603	$283,425	$314,613
Interest expense (3)	149,056	150,031	147,596	141,059	131,750
Income tax expense	1,456	1,569	1,439	1,306	77
Depreciation and amortization (3)	155,339	159,422	160,975	163,045	164,797
Stock-based compensation (4)	7,723	7,853	8,024	8,530	11,360
Provision for loan losses	—	—	—	94	234
Gain on extinguishment of debt	(2,407)	(2,407)	(3,175)	(2,094)	(2,446)
Adjusted EBITDA	$455,732	$590,515	$618,462	$595,365	$620,385

Interest Coverage Ratio (1)
Interest expense (3)	$149,056	$150,031	$147,596	$141,059	$131,750
Capitalized interest (5)	15,367	17,860	21,062	25,029	29,727
Non-cash interest expense	(9,752)	(11,047)	(11,325)	(11,231)	(11,214)
Total interest	$154,671	$156,844	$157,333	$154,857	$150,263
Adjusted EBITDA	$455,732	$590,515	$618,462	$595,365	$620,385
Adjusted interest coverage ratio	2.95x	3.76x	3.93x	3.84x	4.13x

Fixed Charge Coverage Ratio (2)
Total interest (3)	$154,671	$156,844	$157,333	$154,857	$150,263
Secured debt principal amortization	8,149	8,066	8,137	8,119	8,232
Preferred dividends	24,960	24,427	23,840	23,201	22,579
Total fixed charges	$187,780	$189,337	$189,310	$186,177	$181,074
Adjusted EBITDA	$455,732	$590,515	$618,462	$595,365	$620,385
Adjusted fixed charge coverage ratio	2.43x	3.12x	3.27x	3.20x	3.43x

Notes:

(1)	A comparable covenant in our senior unsecured notes is a minimum of 1.50 times.

(2)	A comparable covenant in our unsecured line of credit arrangement is a minimum of 1.75 times.

(3)	Interest expense and depreciation and amortization include discontinued operations.

(4)	Stock-based compensation expense was $6,678,000 for the three months ended March 31, 2009.

(5)	Capitalized interest was $9,865,000 for the three months ended March 31, 2009.

FINANCIAL
Net Operating Income Reconciliation
(dollars in thousands)

	Three Months Ended
	March 31,
	2009	2008

Total revenues:
Investment properties:
Rental income: (1)
Independent living/CCRCs	$19,996	$13,414
Assisted living facilities	27,708	30,228
Skilled nursing facilities	41,731	40,100
Specialty care facilities	12,677	8,191
Sub-total rental income	102,112	91,933
Interest income	9,953	9,092
Other income	895	1,296
Total investment property income	112,960	102,321
Medical office buildings:
Rental income (1)	33,253	33,233
Other income	213	210
Total MOB income	33,466	33,443
Non-segment/corporate other income	376	210
Total revenues	146,802	135,974

Property operating expenses:
Investment properties	—	—
Medical office buildings (1)	11,983	11,367
Non-segment/corporate	—	—
Total property operating expenses	11,983	11,367

Net operating income:
Investment properties	112,960	102,321
Medical office buildings	21,483	22,076
Non-segment/corporate	376	210
Net operating income	$134,819	$124,607

Note:

(1) The three months ended March 31, 2009 includes the following amounts (in thousands):

Rental income from discontinued operations:
Assisted living facilities	$573
Specialty care facilities	1,246
Medical office buildings	655
Total	$2,474

Non-cash rental income from continuing operations:
Independent living/CCRCs	$1,406
Assisted living facilities	1,149
Skilled nursing facilities	1,060
Specialty care facilities	379
Medical office buildings	1,487
Total	$5,481

Property operating expenses from discontinued operations:
Medical office buildings	$564

FINANCIAL
Outlook Reconciliation
(amounts in thousands except per share data)

	Year Ended
	December 31, 2009
	Low	High

Investments:
Acquisitions	$—	$—
Development	600,000	600,000
Gross new investments	600,000	600,000
Dispositions	(300,000)	(200,000)
Net new investments	300,000	400,000

FFO Reconciliation:
Net income attributable to common stockholders	$188,765	$199,865
Loss (gain) on sales of properties	(17,036)	(17,036)
Depreciation and amortization (1)	170,000	170,000

Funds from operations	$341,729	$352,829
Loss (gain) on extinguishment of debt	(1,678)	(1,678)
Provision for loan losses	140	140
Non-recurring G&A expenses (2)	3,909	3,909
Funds from operations — normalized	$344,100	$355,200

Per share data (diluted):
Net income attributable to common stockholders	$1.70	$1.80
Funds from operations	3.08	3.18
Funds from operations — normalized	3.10	3.20

FAD Reconciliation:
Net income attributable to common stockholders	$188,765	$199,865
Loss (gain) on sales of properties	(17,036)	(17,036)
Depreciation and amortization (1)	170,000	170,000
Gross straight-line rental income	(16,000)	(16,000)
Prepaid/straight-line rent receipts	7,889	7,889
Amortization related to above (below) market leases, net	(1,300)	(1,300)
Non-cash interest expense	11,500	11,500
Cap-ex, tenant improvements, lease commissions	(10,000)	(10,000)
Funds available for distribution	$333,818	$344,918
Loss (gain) on extinguishment of debt	(1,678)	(1,678)
Provision for loan losses	140	140
Non-recurring G&A expenses (2)	3,909	3,909
Prepaid/straight-line rent receipts	(7,889)	(7,889)
Funds available for distribution — normalized	$328,300	$339,400

Per share data (diluted):
Net income attributable to common stockholders	$1.70	$1.80
Funds available for distribution	3.01	3.11
Funds available for distribution — normalized	2.96	3.06

Notes:

(1)	Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2)	Expenses recognized in connection with the departure of Raymond Braun.

FINANCIAL
Revenue and Lease Maturity
(amounts in thousands except per share data)

	Rental Income (1)
	Independent	Assisted	Skilled	Specialty	Medical	Total Rental	Interest	Total	% of
Year	Living / CCRC	Living	Nursing	Care	Office	Income	Income (2)	Revenues	Total

2009	$—	$1,913	$—	$—	$8,813	$10,726	$6,983	$17,709	3.3%
2010	—	—	—	—	9,137	9,137	3,448	12,585	2.3%
2011	—	1,305	5,263	—	10,322	16,890	11,735	28,625	5.3%
2012	4,992	3,741	6,904	—	12,158	27,795	2,770	30,565	5.6%
2013	7,880	567	—	—	8,284	16,731	12,917	29,648	5.4%
2014	—	2,859	8,829	—	9,068	20,756	1,317	22,073	4.1%
2015	—	—	1,922	—	7,892	9,814	308	10,122	1.9%
2016	—	—	6,374	—	13,321	19,695	6	19,701	3.6%
2017	—	14,742	3,613	2,082	5,453	25,890	3,169	29,059	5.3%
2018	3,581	34,066	16,503	2,350	2,118	58,618	1,344	59,962	11.0%
Thereafter	62,107	50,572	116,616	39,767	10,783	279,845	4,714	284,559	52.2%
	$78,560	$109,765	$166,024	$44,199	$97,349	$495,897	$48,711	$544,608	100.0%

Notes:

(1)	Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles.

(2)	Reflects contract rate of interest for loans, net of collectability reserves if applicable.

FINANCIAL
Debt Maturities and Principal Payments
(dollars in thousands)

					% of
Year	Line of Credit (1)	Senior Notes (2,4)	Secured Debt (2,5)	Total	Total

2009	$—	$—	$37,451	$37,451	1.4%
2010	—	—	15,120	15,120	0.6%
2011	335,000	—	52,314	387,314	14.9%
2012	—	238,277	13,710	251,987	9.7%
2013	—	300,000	62,198	362,198	13.9%
2014	—	—	122,372	122,372	4.7%
2015	—	250,000	70,654	320,654	12.3%
Thereafter	—	1,035,000	72,353	1,107,353	42.5%
Totals	$335,000	$1,823,277	$446,172	$2,604,449	100.0%

Weighted Avg Interest Rate (3)	1.1%	5.8%	6.1%	5.2%

Weighted Avg Maturity (4)	2.6	10.5	5.4	8.6
Fixed and Floating Rate Debt
(dollars in thousands)

	Principal	% of Debt
Fixed Rate Debt
Senior notes (2)	$1,823,277	70.0%
Secured debt (2)	$446,172	17.1%
Total fixed	$2,269,449	87.1%

Floating Rate Debt
Line of credit (1)	$335,000	12.9%
Total floating	$335,000	12.9%

Total debt	$2,604,449	100.0%

Notes:

(1)	Current line of credit capacity of $1.15 billion with remaining availability of $815 million at March 31, 2009. Line of credit currently matures on August 5, 2011 but can be extended for one year at our discretion.

(2)	Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3)	Line of credit interest rate represents 1-month LIBOR + 60 bps at March 31, 2009. Senior notes and secured debt average interest rate represents the face value note rate.

(4)	$340 million of convertible senior notes are puttable on December 1, 2011 and $395 million of convertible senior notes are puttable on July 15, 2012. Weighted average maturities would be 4.4 years and 4.4 years for senior notes and total debt, respectively, using the puttable dates.

(5)	$6,281,000 of secured debt that matures in 2013 and $8,171,000 of secured debt that matures in 2015 relates to assets-held-for sale. Weighted-average maturities would be 5.3 years and 8.6 years for secured debt and total debt, respectively, if one used a 12/31/09 extinguishment date.

FINANCIAL
Current Capitalization
(amounts in thousands except per share data)

		Balance	% of Total
Book Capitalization (1)
Line of credit		$335,000	5.6%
Long-term debt obligations		2,254,873	37.3%
Debt to total book capitalization		2,589,873	42.9%
Total equity		3,450,607	57.1%
Total book capitalization		$6,040,480	100.0%

Undepreciated Book Capitalization
Line of credit		$335,000	5.0%
Long-term debt obligations		2,254,873	33.8%
Debt to undepreciated book capitalization		2,589,873	38.8%
Accumulated depreciation and amortization		627,898	9.5%
Total equity		3,450,607	51.7%
Total undepreciated book capitalization		$6,668,378	100.0%

Enterprise Value
Line of credit		$335,000	5.3%
Long-term debt obligations		2,254,873	35.9%
Debt to total enterprise value		2,589,873	41.2%
Common shares outstanding	111,013
Period end share price	$30.59
Common equity market capitalization		3,395,888	54.0%
Noncontrolling interests		10,486	0.2%
Preferred stock		288,728	4.6%
Total enterprise value		$6,284,975	100.0%

Secured Debt as % of Total Assets (2)
Secured debt		$444,336	7.2%
Total assets		$6,143,081

Total Debt as % of Total Assets (3)
Total debt		$2,589,873	42.2%
Total assets		$6,143,081

Unencumbered Assets as % of Unsecured Debt (4)
Unencumbered assets		$5,740,224	267.5%
Unsecured debt		$2,145,537

Notes:

(1)	A comparable covenant in our unsecured line of credit arrangement is a maximum of 60%.

(2)	A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our unsecured line of credit arrangement is a maximum of 30%.

(3)	A comparable covenant in our senior unsecured notes is a maximum of 60%.

(4)	A comparable covenant in our unsecured line of credit arrangement is a minimum of 167%. A comparable covenant in our senior unsecured notes is a minimum of 150%.

INVESTMENT
Gross Investment Activity

	First Quarter 2009
		Beds / Units /		Amount	Investment Per Bed /	Initial
	Properties	Square Feet		($ 000)	Unit / Square Foot	Cash Yield
Construction in Progress
Development projects:
CCRC — entrance fee	3	757	units	$28,008
CCRC — rental	1	24	units	483
Combination — entrance fee	4	548	units	21,705
Combination — rental	15	1,768	units	55,594
Freestanding dementia care	3	161	units	2,474
Freestanding skilled nursing	1	120	beds	3,097
Specialty care	3	212	beds	22,210
Medical office	5	749,878	sf	26,305
Total development projects	35			159,876
Expansion projects:
CCRC — entrance fee	3	41	units	1,433
Combination — entrance fee	4	31	units	683
Total expansion projects	7			2,116

Total construction in progress	42			161,992

Capital improvements to existing properties				5,538		9.6%
Loan advances				6,234		11.2%
Gross investments				$173,764

INVESTMENT
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INVESTMENT
Investment Timing
(dollars in thousands)

		Initial Cash	Loan	Initial Cash	Construction	Initial Cash
	Acquisitions	Yield	Advances	Yield	Conversions	Yield	Dispositions	Yield on Sale

January	$—	0.0%	$2,226	11.5%	$10,639	9.3%	$26,211	9.8%
February	—	0.0%	2,485	10.7%	—	0.0%	3,427	8.9%
March	—	0.0%	1,523	11.7%	26,790	9.0%	14,630	12.6%
Total	$—	0.0%	$6,234	11.2%	$37,429	9.1%	$44,268	10.4%
Disposition Activity
(dollars in thousands)

	First Quarter 2009
	Amount	% of Total
Dispositions by Investment Type
Real property	$44,268	100.0%
Real estate loans receivable	—	0.0%
Total	$44,268	100.0%

Dispositions by Property Type
Freestanding dementia care	$3,427	7.7%
Specialty care facility	40,841	92.3%
Real estate loans receivable	—
Total	$44,268	100.0%
Discontinued Operations
(dollars in thousands)

	First Quarter
	2009	2008
Revenues
Rental income	$2,474	$9,341

Expenses
Interest expense	316	2,218
Property operating expenses	564	655
Depreciation and amortization	515	3,228
Income / (loss) from discontinued operations, net	$1,079	$3,240

PORTFOLIO
Portfolio Composition
(dollars in thousands)

	Properties	Investment Balance	% of Total	Committed Balance	% of Total

Balance Sheet Data
Real property	599	$5,462,126	91.9%	$6,054,641	92.6%
Loans	33	480,719	8.1%	480,719	7.4%
Total	632	$5,942,845	100.0%	$6,535,360	100.0%

Investment Concentration — By Predominant Service Type
Independent living / CCRC	62	$1,143,074	19.3%	$1,274,612	19.6%
Assisted living	187	1,225,632	20.6%	1,327,362	20.3%
Skilled nursing	226	1,595,342	26.8%	1,610,619	24.6%
Specialty care	28	583,616	9.8%	826,603	12.6%
Medical office	129	1,395,181	23.5%	1,496,164	22.9%
Total	632	$5,942,845	100.0%	$6,535,360	100.0%

Investment Concentration — Senior Housing & Care and Medical Facilities
Senior housing & care portfolio
CCRC — entrance fee	6	$315,489	5.3%	$381,804	5.8%
CCRC — rental	12	185,676	3.1%	188,562	2.9%
Combination — entrance fee	9	325,218	5.5%	387,555	5.9%
Combination — rental	128	1,110,191	18.7%	1,214,731	18.6%
Subtotal combination / CCRC	155	1,936,574	32.6%	2,172,652	33.2%
Freestanding independent living	22	156,783	2.6%	156,783	2.4%
Freestanding assisted living	67	227,721	3.8%	227,721	3.5%
Freestanding dementia care	32	157,590	2.7%	167,362	2.6%
Freestanding skilled nursing	194	1,197,850	20.1%	1,200,545	18.3%
Subtotal freestanding	315	1,739,944	29.2%	1,752,411	26.8%
Land	5	16,510	0.3%	16,510	0.3%
Other Loans	—	271,020	4.6%	271,020	4.2%
Senior housing & care total	475	3,964,048	66.7%	4,212,593	64.5%

Medical facilities portfolio
Specialty care	28	583,616	9.8%	826,603	12.6%
Medical office	129	1,395,181	23.5%	1,496,164	22.9%
Medical facilities total	157	1,978,797	33.3%	2,322,767	35.5%

Total portfolio	632	$5,942,845	100.0%	$6,535,360	100.0%

	Bed / Unit		Committed	Per Bed / Unit
	/ Square Foot		Balance ($000)	/ Square Foot

Investment Metrics
Independent living / CCRC	7,410	units	$1,274,612	$172,012
Assisted living	11,466	units	1,327,362	115,765
Skilled nursing	30,702	beds	1,610,619	52,460
Specialty care	1,629	beds	826,603	507,430
Medical office	5,667,516	sf	1,496,164	264
Total			$6,535,360

PORTFOLIO
Portfolio Concentration
(dollars in thousands)

	Total	Investment	% of	Total	% of
	Properties	Balance	Balances	Revenues (1)	Revenues

By Operator / Tenant
Senior Living Communities, LLC	10	$367,092	6.2%	$5,511	3.8%
Signature Healthcare LLC	34	314,049	5.3%	10,058	6.9%
Brookdale Senior Living, Inc.	86	302,626	5.1%	9,899	6.8%
Life Care Centers of America, Inc.	25	264,865	4.5%	8,133	5.6%
Emeritus Corporation	21	244,253	4.1%	7,710	5.3%
Merrill Gardens LLC	13	169,222	2.8%	5,401	3.7%
Gulf Coast Health Care	25	156,267	2.6%	4,478	3.1%
Lyric Health Care, LLC	27	146,556	2.5%	4,606	3.2%
Tara Cares, LLC	33	145,129	2.4%	4,488	3.1%
Vibra Healthcare, LLC	5	144,610	2.4%	3,578	2.5%
Remaining portfolio	353	3,688,176	62.1%	81,456	56.0%
Total	632	$5,942,845	100.0%	$145,318	100.0%

	Independent	Assisted	Skilled	Specialty	Medical	Total	Investment	% of
	Living / CCRC	Living	Nursing	Care	Office	Properties	Balance	Total

Balances By State
Florida	$208,854	$48,423	$284,270	$—	$267,242	91	$808,789	13.6%
Texas	10,342	102,304	171,455	168,248	201,733	78	654,082	11.0%
California	165,956	58,168	—	125,359	124,175	30	473,658	8.0%
Massachusetts	64,062	93,678	223,066	13,550	—	36	394,356	6.6%
Tennessee	—	45,111	211,697	—	65,836	34	322,644	5.4%
Ohio	60,930	38,779	179,786	13,892	7,264	30	300,651	5.1%
South Carolina	224,246	6,584	—	—	16,862	13	247,692	4.2%
North Carolina	46,134	161,431	—	—	23,601	53	231,166	3.9%
Illinois	—	110,968	27,471	50,211	16,817	15	205,467	3.5%
Indiana	100,476	4,546	30,726	30,907	21,773	14	188,428	3.2%
Remaining portfolio	262,074	555,640	466,871	181,449	649,878	238	2,115,912	35.5%
Total	$1,143,074	$1,225,632	$1,595,342	$583,616	$1,395,181	632	$5,942,845	100.0%

	Independent	Assisted	Skilled	Specialty	Medical	Total	Total	% of
	Living / CCRC	Living	Nursing	Care	Office	Properties	Revenues (1)	Total

Revenues By State
Florida	$3,639	$1,121	$8,935	$—	$6,193	91	$19,888	13.7%
Texas	598	2,626	4,515	4,256	4,911	78	16,906	11.6%
California	4,619	1,911	—	1,963	3,341	30	11,834	8.1%
Tennessee	—	1,064	6,877	66	2,009	34	10,016	6.9%
Massachusetts	95	2,639	5,978	1,045	—	36	9,757	6.7%
North Carolina	1,209	5,633	—	—	631	53	7,473	5.1%
Ohio	—	846	4,955	1,364	222	30	7,387	5.1%
Indiana	2,835	180	989	839	539	14	5,382	3.7%
Georgia	1,926	140	499	—	2,166	24	4,731	3.3%
Illinois	—	1,014	742	1,210	631	15	3,597	2.5%
Remaining Portfolio	5,898	13,229	13,261	3,349	12,610	227	48,347	33.3%
Total	$20,819	$30,403	$46,751	$14,092	$33,253	632	$145,318	100.0%

Notes:

(1)	Revenues represent rent and interest income including rent from discontinued operations for the three months ended March 31, 2009. Revenues exclude other income totaling $1,484,000 for the three months ended March 31, 2009.

PORTFOLIO

Top Ten Operator Descriptions
Senior Living Communities, LLC, located in Charlotte, NC, operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates ten campuses in four states. As of March 31, 2009, the HCN portfolio consisted of ten properties in four states with an investment balance of $367.1 million.
Signature Healthcare LLC, located in Palm Beach Gardens, FL, is a private operator of skilled nursing facilities spread among seven states. The company operates 65 skilled nursing facilities with 7,646 beds. As of March 31, 2009, the HCN portfolio consisted of 34 properties in four states with an investment balance of $314.0 million.
Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a national public provider of independent living and assisted living services. The company operates 550 facilities in 35 states with the ability to serve over 52,000 residents. As of March 31, 2009, the HCN portfolio consisted of 86 properties in 16 states with an investment balance of $302.6 million.
Life Care Centers of America, Inc., located in Cleveland, TN, is one of the largest private owners and operators of skilled nursing facilities in the country. The company has grown to more than 260 skilled nursing, assisted living, retirement, home care and Alzheimer’s centers in 28 states. As of March 31, 2009, the HCN portfolio consisted of 25 properties in 12 states with an investment balance of $264.9 million.
Emeritus Corporation (AMEX:ESC), located in Seattle, WA, is a national public provider of independent living, assisted living and Alzheimer’s services. The company operates 289 communities representing capacity for approximately 25,000 residents in 34 states. As of March 31, 2009, the HCN portfolio consisted of 21 properties in 16 states with an investment balance of $244.3 million.
Merrill Gardens LLC, located in Seattle, WA, is a privately held corporation organized under the laws of Washington State. The company owns, operates and/or manages 55 IL/AL facilities with 6,455 units in eight states. As of March 31, 2009, the HCN portfolio consisted of 13 properties in seven states with an investment balance of $169.2 million.
Gulf Coast Health Care, located in Pensacola, FL, is a private operator of skilled nursing facilities. The company operates 43 skilled nursing facilities with 5,480 beds/units located in Florida, Alabama, and Mississippi. As of March 31, 2009, the HCN portfolio consisted of 25 properties in three states with an investment balance of $156.3 million.
Lyric Health Care, LLC, located in Columbia, MD, is a private operator of 31 skilled nursing facilities and long term acute care hospitals with 3,800 beds/units in 10 states and has a management agreement with Encore Healthcare LLC to operate the facilities. As of March 31, 2009, the HCN portfolio consisted of 27 properties in nine states with an investment balance of $146.6 million.
Tara Cares, LLC, located in Orchard Park, NY, is a private operator of skilled nursing and assisted living facilities in seven states. Currently, the company operates 36 facilities with 5,006 beds. As of March 31, 2009, the HCN portfolio consisted of 33 properties in seven states with an investment balance of $145.1 million.
Vibra Healthcare, LLC, located in Mechanicsburg, PA, is a private operator of inpatient rehabilitation facilities and long term acute care hospitals in nine states. The company operates 15 properties with 998 beds. As of March 31, 2009, the HCN portfolio consisted of five properties in three states with an investment balance of $144.6 million.

PORTFOLIO

Metropolitan Statistical Area Concentration *
(dollars in thousands)

	Top 31	Top 75	Top 100

Independent living / CCRC	$321,756	$541,140	$724,413
% of independent living / CCRC	28.1%	47.3%	63.4%

Assisted living	448,084	699,094	740,822
% of assisted living	36.6%	57.0%	60.4%

Skilled nursing	482,013	847,716	936,298
% of skilled nursing	30.2%	53.1%	58.7%

Specialty care	259,159	436,536	474,425
% of specialty care	44.4%	74.8%	81.3%

Medical office	991,058	1,276,417	1,278,282
% of medical office	71.0%	91.5%	91.6%

Total portfolio	$2,502,070	$3,800,903	$4,154,240
% of total portfolio	42.1%	64.0%	69.9%

*	Metropolitan statistical areas are as defined by the U.S. Census Bureau. Top 31, 75 and 100 classifications are reported per the National Investment Center Market Area Profiles Subscription Service.
Region Concentration
(dollars in thousands)

	Total	Investment	% of
	Properties	Balance	Total

By Region*
South Atlantic	200	$1,593,008	26.8%
East North Central	72	887,283	14.9%
West South Central	110	780,387	13.1%
Pacific	39	609,336	10.3%
East South Central	70	558,764	9.4%
Mountain	48	538,728	9.1%
New England	48	456,419	7.7%
Middle Atlantic	34	361,133	6.1%
West North Central	11	157,787	2.6%
Total	632	$5,942,845	100.0%

*	Region definitions are derived from census bureau definitions and are itemized in the glossary.

PORTFOLIO

Portfolio Performance

			TTM	TTM	Facility Revenue Mix
	Age	Occupancy	CBMF (1)	CAMF (1)	Private Pay	Medicaid	Medicare

Stable Portfolio*
Independent living / CCRC	11	89.8%	1.29x	1.09x	92.2%	2.1%	5.7%
Assisted living	10	89.1%	1.56x	1.33x	88.3%	11.5%	0.2%
Skilled nursing	23	84.1%	2.25x	1.64x	19.2%	50.8%	30.0%
Specialty care	11	50.6%	2.36x	1.95x	30.1%	7.8%	62.1%
Medical office	13	90.2%	n/a	n/a	100.0%	0.0%	0.0%
Total	14		1.97x	1.53x

*	Data as of March 31, 2009 for medical office and December 31, 2008 for remaining asset types.
Notes:
(1)	Represents trailing twelve month coverage metrics.
Same Store Revenue Growth
(dollars in thousands)

		1Q08 Same Store	1Q09 Same Store
	Properties (1)	Revenue*	Revenue*	% Change

Same Store Portfolio
Independent living / CCRC	49	$12,194	$12,514	2.6%
Assisted living	164	23,793	24,511	3.0%
Skilled nursing	222	40,031	40,841	2.0%
Specialty care	15	5,308	5,465	3.0%
Total	450	$81,326	$83,331	2.5%

*	Same store revenue represents cash-only rent or interest income excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).
Notes:
(1)	Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.

PORTFOLIO

—— Same Store (21 properties)
Portfolio Performance — Independent Living / CCRC	- - - Stable
Trailing Twelve Month Payment Coverage Before Management Fees
Occupancy
Revenue per Occupied Unit
Expense per Occupied Unit

PORTFOLIO

—— Same Store (137 properties)
- - - Stable	Portfolio Performance — Assisted Living
Trailing Twelve Month Payment Coverage Before Management Fees
Occupancy
Revenue per Occupied Unit
Expense per Occupied Unit

PORTFOLIO

—— Same Store (200 properties)
Portfolio Performance — Skilled Nursing	- - - Stable
Trailing Twelve Month Payment Coverage Before Management Fees
Occupancy
Revenue per Occupied Bed
Expense per Occupied Bed

PORTFOLIO

—— Same Store (10 properties)
- - - Stable	Portfolio Performance — Specialty Care*
Trailing Twelve Month Payment Coverage Before Management Fees
Occupancy

*	Per occupied unit metrics not applicable for specialty care.

PORTFOLIO
Portfolio Composition — Medical Office Buildings
(dollars in thousands)

			Investment	Total	Operating
	Properties	Square Feet	Balance	Revenues	Expenses	NOI	Age	Occupancy

On Campus	45	2,472,450	$671,849	$18,110	$6,247	$11,863	13	92.4%
Off Campus-Affiliated	21	839,921	190,093	5,960	2,233	3,727	14	91.8%
Off Campus	43	1,330,912	376,447	8,741	2,939	5,802	14	85.2%
Subtotal	109	4,643,283	1,238,389	32,811	11,419	21,392	13	90.2%
Held-for-sale	14	274,355	21,843	655	564	91
Development	5	749,878	123,077
Land	1		11,872
Total	129	5,667,516	$1,395,181	$33,466	$11,983	$21,483
Portfolio Performance — Medical Office Buildings
(dollars in thousands)

	1Q08A	2Q08A	3Q08A	4Q08A	1Q09A

Total MOB Performance
Properties*	105	106	109	109	109
Square feet*	4,400,079	4,427,527	4,642,366	4,642,366	4,643,283
Investment balance*	$1,207,203	$1,195,375	$1,257,993	$1,249,230	$1,238,389
Occupancy*	90.9%	91.9%	91.5%	90.4%	90.2%
Total revenue*	$31,906	$31,979	$33,226	$32,779	$32,811
Operating expenses*	$10,701	$10,691	$11,178	$11,389	$11,419
NOI from continuing operations*	$21,205	$21,288	$22,048	$21,390	$21,392
NOI from discontinued operations	$871	$577	$304	$(49)	$91
Total cap-ex / TI / LC	$765	$1,162	$1,555	$2,865	$2,425
Expired (square feet)*	236,923	166,180	123,621	188,367	169,133
Retained (square feet)*	206,549	139,994	82,760	145,349	121,932
Retention rate*	87.2%	84.2%	66.9%	77.2%	72.1%

	1Q08A	2Q08A	3Q08A	4Q08A	1Q09A

Same Store Performance*
Properties	102	102	102	102	102
Square feet	4,229,777	4,229,777	4,229,777	4,229,777	4,229,777
Investment balance	$1,165,761	$1,148,167	$1,137,618	$1,129,897	$1,120,457
Occupancy	90.6%	91.6%	90.7%	89.5%	89.2%
Total revenue	$31,015	$30,576	$30,850	$29,595	$29,436
Operating expenses	$10,392	$10,199	$10,536	$10,374	$10,433
NOI	$20,623	$20,377	$20,314	$19,221	$19,003

	2009	2010	2011	2012	2013

Remaining Lease Expirations*
Square feet	291,212	432,784	471,414	565,550	369,178
% of total portfolio	6.3%	9.3%	10.2%	12.2%	8.0%

*	Results and forecasts include month-to-month and holdover leases and exclude terminations and discontinued operations.

PORTFOLIO
Portfolio Concentration — Medical Office Buildings

	Square Feet	% of Total

By Tenant*
Tenet Health Systems	299,803	6.5%
Baptist Health System Inc	161,933	3.5%
Southwest Medical Associates	160,855	3.5%
Community Health	155,365	3.3%
Orange Regional Medical Center	100,496	2.2%
Remaining Portfolio	3,764,831	81.0%
Total	4,643,283	100.0%

*	Excludes development and held-for-sale properties.

				Investment	Balance per
	Properties	Square Feet	% of Total	Balance ($000)	Square Foot

By Region*
South Atlantic	54	1,554,796	27.4%	$389,288	$250
West South Central	17	884,514	15.6%	213,975	242
Middle Atlantic	13	781,458	13.8%	166,806	213
East South Central	13	711,676	12.6%	128,380	180
Mountain	16	700,436	12.4%	218,667	312
Pacific	9	508,997	9.0%	152,580	300
East North Central	6	475,483	8.4%	109,264	230
West North Central	1	50,156	0.8%	16,221	323
Total	129	5,667,516	100.0%	$1,395,181	$246

*	Region definitions are derived from U.S. Census Bureau definitions and are itemized in the glossary.

				Investment	Balance per
	Properties	Square Feet	% of Total	Balance ($000)	Square Foot

By State
Florida	27	935,943	16.5%	$267,242	$286
Texas	16	839,711	14.8%	201,733	240
California	8	445,833	7.9%	124,175	279
New Jersey	5	406,938	7.2%	85,707	211
Georgia	15	358,566	6.3%	75,321	210
Arizona	6	339,205	6.0%	99,920	295
Nevada	9	324,845	5.7%	111,610	344
Alabama	5	304,021	5.4%	43,234	142
Tennessee	7	295,017	5.2%	65,836	223
Wisconsin	1	293,629	5.2%	63,410	216
Remaining portfolio	30	1,123,808	19.8%	256,993	229
Total	129	5,667,516	100.0%	$1,395,181	$246

PORTFOLIO
Development Activity
(dollars in thousands)

		Beds / Units /	CIP Balance	2009 YTD	2009 YTD	CIP Balance
	Projects	Square Feet	at 12/31/08	Funding	Conversions	at 3/31/09

Development Properties
CCRC — entrance fee	3	757	$167,925	$28,008	$—	$195,933
CCRC — rental	1	24	231	483	—	714
Combination — entrance fee	4	548	106,958	21,705	—	128,663
Combination — rental	15	1,768	162,215	55,594	(26,433)	191,376
Freestanding dementia care	3	161	13,994	2,474	(10,639)	5,829
Freestanding skilled nursing	1	120	9,002	3,097	—	12,099
Specialty care	3	212	75,509	22,210	—	97,719
Medical office	5	749,878	96,772	26,305	—	123,077
Total	35		$632,606	$159,876	$(37,072)	$755,410

Expansion Projects
CCRC — entrance fee	3	41	$3,814	$1,433	$(357)	$4,890
Combination — entrance fee	4	31	2,999	683	—	3,682
Total	7		6,813	2,116	(357)	8,572

Development Total	42		$639,419	$161,992	$(37,429)	$763,982
Development Funding Projections
(dollars in thousands)

				Projected Future Funding
		Beds / Units
		/ Square	Initial	2009	2010	Funding	Unfunded	Committed
	Projects	Feet	Yield	Funding	Funding	Thereafter	Commitments	Balances

Development Properties
CCRC — entrance fee	3	757	9.7%	$47,119	$15,974	$—	$63,093	$259,026
CCRC — rental	1	24	10.5%	2,886	—	—	2,886	3,600
Combination — entrance fee	4	548	8.7%	46,670	13,142	—	59,812	188,475
Combination — rental	13	1,606	8.0%	95,445	9,096	—	104,541	295,917
Freestanding dementia care	2	105	9.0%	9,766	6	—	9,772	15,601
Freestanding skilled nursing	1	120	9.2%	2,695	—	—	2,695	14,794
Specialty care	3	212	9.4%	109,197	95,749	38,041	242,987	340,706
Medical office	5	749,878	7.5%	95,352	5,631	—	100,983	224,060
Total	32		8.8%	$409,130	$139,598	$38,041	$586,769	$1,342,179

Expansion Projects
CCRC — entrance fee	3	39	9.1%	$3,221	$—	$—	$3,221	$8,111
Combination — entrance fee	4	31	8.7%	2,525	—	—	2,525	6,207
Total	7		8.9%	5,746	—	—	5,746	14,318

Development Total	39		8.8%	$414,876	$139,598	$38,041	$592,515	$1,356,497

PORTFOLIO
Development Project Conversion Estimates*
(dollars in thousands)

Quarterly Conversions
		Projected Initial
	Amount	Cash Yields (1)

1Q09 actual	$37,072	9.1%
2Q09 estimate	68,062	8.7%
3Q09 estimate	218,295	7.8%
4Q09 estimate	213,650	9.3%
1Q10 estimate	319,590	8.2%
2Q10 estimate	203,626	9.6%
3Q10 estimate	108,456	9.2%
4Q10 estimate	—	0.0%
Total	$1,168,751	8.7%

Annual Conversions
		Projected Initial
	Amount	Cash Yields (1)

2009 estimate	$537,079	8.6%
2010 estimate	631,672	8.8%
2011 estimate	210,500	9.3%
2012 estimate	—	0.0%
2013+ estimate	—	0.0%
Total	$1,379,251	8.8%

*	Excludes expansion projects

Notes:

(1)	Actual initial yields may be higher if the underlying market rates increase.

PORTFOLIO
Unstabilized Properties
(dollars in thousands)

	12/31/08		Construction	Acquisitions/	3/31/09
	Properties	Stabilized	Conversions	Expansions	Properties

Property Type
CCRC — entrance fee	3	0	0	0	3
CCRC — rental	5	0	0	0	5
Combination — entrance fee	4	0	0	0	4
Combination — rental	13	(4)	2	0	11
Freestanding assisted living	3	(1)	0	0	2
Freestanding dementia care	5	0	1	0	6
Freestanding skilled nursing	3	0	0	0	3
Specialty care	7	(1)	0	0	6
Total	43	(6)	3	0	40

	3/31/09		Investment	% of Total
	Properties	Beds / Units	Balance	Investment

Property Type
CCRC — entrance fee	3	579	$114,667	1.9%
CCRC — rental	5	908	99,386	1.7%
Combination — entrance fee	4	862	175,024	2.9%
Combination — rental	11	1,095	197,637	3.3%
Freestanding assisted living	2	101	11,806	0.2%
Freestanding dementia care	6	271	59,084	1.0%
Freestanding skilled nursing	3	482	42,899	0.7%
Specialty care	6	294	116,715	2.1%
Total	40	4,592	$817,218	13.8%

	12/31/08		Construction	Acquisitions/		3/31/09
	Properties	Stabilized	Conversions	Expansions	Progressions	Properties

Occupancy
0 - 50%	16	(1)	3	0	0	18
50% - 70%	9	(1)	0	0	(2)	6
70% +	18	(4)	0	0	2	16
Total	43	(6)	3	0	0	40

	3/31/09	Months In		% of Total	Investment	% of Total
	Properties	Operation	Revenues	Revenues (1)	Balance	Investment

Occupancy
0 - 50%	18	11	$33,863	6.1%	$367,368	6.2%
50% - 70%	6	19	12,744	2.3%	119,311	2.0%
70% +	16	24	30,044	5.5%	330,539	5.6%
Total	40	17	$76,651	13.9%	$817,218	13.8%

Notes:

(1)	Includes annualized revenues as presented on page 13.

PORTFOLIO
Portfolio Trends
Operator Concentration Trend (1)
60% 50% Top 10 40% 37.9% Top 5 30% 25.2% 20% 12/31/2006 12/31/2007 12/31/2008 3/31/2009
Property Type Trend (2)
35% 30% 24.6% 25% SNF 22.9% MOB 20% 20.3% 19.6% ALF 15% ILF/CCRC 12.6% 10% SCF 5% 0% 12/31/2006 12/31/2007 12/31/2008 3/31/2009
Payor Mix Trend (3)
70% 65.5% 60% 50% Private 40%Medicaid Medicare 30% 20%18.5% 16.0% 10% 12/31/2005 12/31/2006 12/31/2007 12/31/2008

Notes:

(1)	Operator concentration trend based on investment balances for the dates presented

(2)	Property type trend based on committed investment balances for the dates presented.

(3)	Payor mix is weighted by investment balance including stable and unstabilized properties.

GLOSSARY
Age: Current year, less the year built, adjusted for major renovations.
Assisted Living: Assisted living facilities are state regulated rental properties that provide the same services as independent living facilities, but also provide supportive care from trained employees to residents who require assistance with activities of daily living, including management of medications, bathing, dressing, toileting, ambulating and eating.
CAMF: Coverage after management fees represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. CAMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.
CBMF: Coverage before management fees represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. CBMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services.
Combination: A property that offers two or more levels of care (i.e. independent living, assisted living, dementia and skilled nursing), but does not meet the definition of a CCRC.
Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced.
Construction Conversion: Represents completed construction projects that were placed into service and began earning rent.
Dementia Care: Certain assisted living facilities may include state licensed settings that specialize in caring for those afflicted with Alzheimer’s disease and/or similar forms of dementia.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. Management fees are imputed at 5% of revenues for independent living, assisted living, skilled nursing and CCRCs and at 3% for specialty care which the company believes represent typical management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information. EBITDAR is used to calculate CAMF.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information. EBITDARM is used to calculate CBMF.
Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.
Expense per Occupied Unit: Represents the ratio of revenue less EBITDARM to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate expense per occupied unit and has not independently verified the information.

GLOSSARY
Freestanding: A property that offers one level of service.
Independent Living: Independent living facilities are age-restricted multi-family properties with central dining facilities that provide residents access to meals and other services such as housekeeping, linen service, transportation and social and recreational activities.
Initial Cash Yield: Represents annualized contractual income to be received in cash at date of investment divided by investment amount.
Investment Amount:
Acquisitions — Represents purchase price.
New loans — Represents face amount of new loan.
Construction conversion — Represents book balance converted from CIP to real property upon completion. Capital improvements to existing properties — Represents cash funded to tenants under an existing lease agreement.
Loan advances — Represents cash funded to operators under an existing loan agreement.
Investment Balance: Represents net book value of real estate investments as reflected on the company’s balance sheet.
Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services.
Metropolitan Statistical Area: Metropolitan statistical areas are geographic entities defined by the U.S. Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating and publishing Federal statistics. The NIC MAP™ Data and Analysis Service provides revenue, supply and demographic information for the IL/CCRC, assisted living, and skilled nursing service types and commonly aggregates the information for the top 31, top 75 and top 100 MSAs. The company provides investment balance information in the same categories as another measure of geographic concentration.
Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.
Off Campus: Properties that are neither on campus nor off campus affiliated.
Off Campus-Affiliated: Properties not on campus are considered affiliated with a hospital or health system if one or more of the following conditions are met: 1) a ground lease is maintained with a hospital or system entity; 2) a master lease is maintained with a hospital or system entity; 3) significant square footage is leased to a hospital or system entity; or 4) the property includes an ambulatory surgery center with a hospital partnership interest.
On Campus: Properties are considered on campus if one or more of the following criteria are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; or 3) the building is physically connected to the hospital regardless of the land ownership structure.

GLOSSARY
Region Definitions: Eight divisions as established by the Census Bureau.
New England — Connecticut , Maine , Massachusetts, New Hampshire, Rhode Island, Vermont.
Middle Atlantic — New Jersey, New York, Pennsylvania.
East North Central — Indiana, Illinois, Michigan, Ohio, Wisconsin.
West North Central — Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota.
South Atlantic — Delaware, District of Columbia, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, West    Virginia.
East South Central — Alabama, Kentucky, Mississippi, Tennessee.
West South Central — Arkansas, Louisiana, Oklahoma, Texas.
Mountain — Arizona, Colorado, Idaho, New Mexico, Montana, Utah, Nevada, Wyoming.
Pacific — Alaska, California, Hawaii, Oregon, Washington.
Renewal Rate: The ratio of total square feet expiring and available for lease to total renewed square feet.
Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.
Rental: A property where the resident pays a monthly market rate for the level of care provided, but is not required to pay a substantial upfront fee.
Revenue per Occupied Unit: Represents the ratio of total revenue to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate revenue per occupied unit and has not independently verified the information.
Same Store: For the medical office building portfolio, same store is defined as those properties owned for the entire previous five quarters. Properties acquired, developed or classified in discontinued operations are excluded from the same store amounts. For all other property types, same store is defined as those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period, unless otherwise noted.
Skilled Nursing: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement.
Specialty Care: Specialty care facilities generally include acute care hospitals, long-term acute care hospitals and other specialty care facilities. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities. Other specialty care facilities typically provide specialized inpatient and outpatient care for specific illnesses or diseases, including, among others, orthopedic and neurologic care.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: A facility will generally enter the stable portfolio after it has generated CAMF of 1.10x or greater for three consecutive months. Additionally, a facility will enter the stable portfolio if a facility fails to meet the above criteria in the 12 months following the budgeted stabilization date.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.
Yield on Sale: Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds.

SUPPLEMENTAL REPORTING MEASURES
The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions at medical office buildings. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items.
EBITDA stands for earnings before interest, taxes, depreciation and amortization. A covenant in our line of credit arrangement contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy this covenant could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of this debt agreement and the financial covenant, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Our covenant requires an adjusted fixed charge ratio of at least 1.75 times.
Net operating income (NOI) is used to evaluate the operating performance of the company’s properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of the company’s properties at the property level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance of our properties.
Other than Adjusted EBITDA, the company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with a financial covenant of our line of credit arrangement and is not being presented for use by investors for any other purpose. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

HEALTH CARE REIT, INC. One SeaGate, Suite 1500 P. O. Box 1475 Toledo, OH 43603-1475 419.247.2800 main 419.247.2826 fax www.hcreit.com